EXHIBIT 5
                Opinion of Shumaker Williams, P.C. of Camp Hill,
                  Pennsylvania, Special Counsel to Registrant, as to the legality of shares of Registrant's stock being registered

                            SHUMAKER WILLIAMS, P.C.
                                  P.O. BOX 88
                              HARRISBURG, PA 17108
                                 (717) 763-1121
                               FAX (717) 763-7419





                                  June 2, 1998



Mr. J. David Lombardi
President and Chief Executive Officer
FIRST NATIONAL COMMUNITY BANK
102 East Drinker Street
Dunmore, PA 18512

         Re:      First National Community Bancorp, Inc./
                  First National Community Bank
                  Our File No. 387-98

Dear Mr. Lombardi:

         We have been engaged as Special Counsel to First National Community Bank (the "Bank") and First National Community Bancorp, Inc., a Pennsylvania business corporation (the "Company"), in connection with the organization of the Company as a bank holding company and the preparation and filing of all relevant documents with the Board of Governors of the Federal Reserve, the Comptroller of the Currency, applicable state securities law administrators, and the Securities and Exchange Commission (the "Commission").

         We prepared a Registration Statement No. 333-24121 on Form S-4, filed with the Commission on March 28, 1997, as amended by Amendment No.1 thereto on December 31, 1997 ( the "Registration Statement"), relating to the offering by the Company of a maximum of 1,090,424 shares of its common stock, par value $1.25 per share (the "Common Stock") in connection with the organization of the Company as a bank holding company. The Common Stock will be issued pursuant to the Plan of Reorganization dated March 12, 1997 (the "Plan of Reorganization") among the Company, the Bank, and First National Community Interim Bank (the "Interim Bank"). Under the Plan of Reorganization, the Bank will merge with and into Interim Bank and each share of the Bank's outstanding common stock, par value $1.25 per share, (other than shares as to which dissenters' rights have been perfected) will be converted into one (1) share of the Common Stock, par value $1.25 per share, of the Company.

         On November  19, 1997,  the Bank's  Board of  Directors  declared a 10%
stock dividend to shareholders of record, payable December 31, 1997. The 10% stock dividend was not contemplated at the time the Registration Statement was filed, therefore, pursuant to the provisions of Commission Rule 462(b) , we have prepared a Registration Statement on Form S-4 for the Company to register the additional 108,756 shares, which shares will be issued upon consummation of the reorganization, to shareholders of the Company.

Mr. J. David Lombardi
President and Chief Executive Officer
FIRST NATIONAL COMMUNITY BANK
June 2, 1998
Page 2


         As Special Counsel to the Company and the Bank, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have reviewed the Company's Articles of Incorporation and By-laws, as presently in effect. We have reviewed an executed copy of the Plan of Reorganization and all amendments thereto, copies of the Company's corporate minutes and other proceedings and records relating to the authorization and issuance of the Common Stock, the declaration of the stock dividend, and such other documents and matters of law as we have deemed necessary in order to render this opinion.

         Based upon the foregoing, and in reliance thereon, it is our opinion that, upon the consummation of the Plan of Reorganization and the Plan of Merger in accordance with their respective terms, each of the shares of Common Stock issued pursuant to the Registration Statement will be duly authorized, legally and validly issued and outstanding, and fully paid and non-assessable on the basis of present legislation.

         We hereby consent to the use of this opinion in this Registration Statement, and we further consent to the incorporation by reference of our name in the Proxy Statement/Prospectus incorporated by reference from Registrant's Registration Statement No. 333-24121 in this Registration Statement.

                                Sincerely yours,

                                SHUMAKER WILLIAMS, P.C.




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